Exhibit 99.1
CVR Refining Reports 2016 First Quarter Results

SUGAR LAND, Texas (April 28, 2016) - CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, today announced a net loss of $68.0 million on net sales of $834.0 million for the first quarter of 2016, compared to net income of $46.7 million on net sales of $1,304.4 million for the first quarter of 2015. Net income for the 2016 first quarter was negatively impacted by the downtime associated with the final phase of a major scheduled turnaround at the Coffeyville refinery.

Adjusted EBITDA, a non-GAAP financial measure, for the 2016 first quarter was $35.1 million compared to adjusted EBITDA of $161.7 million for the 2015 first quarter.

“Our first quarter 2016 results were impacted by the downtime associated with the final phase of the Coffeyville refinery turnaround as well as weak crack spreads,” said Jack Lipinski, chief executive officer. “With the successful completion of the Coffeyville turnaround behind us, we are in position to take advantage of the increased demand for transportation fuels that typically occurs during the late spring and summer months.”

Consolidated Operations

First quarter 2016 throughputs of crude oil and all other feedstocks and blendstocks totaled 195,859 barrels per day (bpd). Throughputs of crude oil and all other feedstocks and blendstocks for both refineries totaled 215,023 bpd for the same period in 2015.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $7.19 in the 2016 first quarter, compared to $15.03 during the same period in 2015. Direct operating expenses, including major scheduled turnaround expenses, per barrel sold, exclusive of depreciation and amortization, for the 2016 first quarter were $6.40, compared to $4.44 in the first quarter of 2015.

Distributions

As a result of the downtime associated with the final phase of the Coffeyville turnaround and weak crack spreads during the 2016 first quarter, CVR Refining will not pay a cash distribution for the quarter.

CVR Refining is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices paid for crude oil and other feedstocks, as well as the prices received for finished products, and other cash reserves deemed necessary or appropriate by the board of directors of its general partner.

First Quarter 2016 Earnings Conference Call

CVR Refining previously announced that it will host its first quarter 2016 Earnings Conference Call for analysts and investors on Thursday, April 28, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of company developments, forward-looking information and other material information about business and financial matters.

The Earnings Conference Call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1005/14521. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8289.

For those unable to listen live, the Webcast will be archived and available for 14 days at https://www.webcaster4.com/Webcast/Page/1005/14521. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13634752.

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Forward-Looking Statements
This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Refining disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Refining, LP
Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a complex full coking medium-sour crude oil refinery with a rated capacity of 115,000 barrels per calendar day (bpcd) in Coffeyville, Kansas, and a complex crude oil refinery with a rated capacity of 70,000 bpcd in Wynnewood, Oklahoma. CVR Refining’s subsidiaries also operate supporting logistics assets including approximately 336 miles of active owned and leased pipelines, approximately 150 crude oil transports, a network of strategically located crude oil gathering tank farms, and approximately 6.4 million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Refining, LP
(281) 207-3588
IR@CVRRefining.com

Media Relations:
Angie Dasbach
CVR Refining, LP
(281) 207-3550
MediaRelations@CVRRefining.com

CVR Refining, LP

Financial and Operational Data (all information in this release is unaudited except as otherwise noted).

	Three Months Ended March 31,
	2016	2015
	(in millions, except per unit data)
Statement of Operations Data:
Net sales	$834.0	$1,304.4
Cost of product sold	722.3	1,056.1
Direct operating expenses (1)	117.7	87.0
Selling, general and administrative expenses	18.5	18.1
Depreciation and amortization	31.5	34.0
Operating income (loss)	(56.0)	109.2
Interest expense and other financing costs	(10.8)	(11.3)
Interest income	—	0.1
Loss on derivatives, net	(1.2)	(51.4)
Other income, net	—	0.1
Income (loss) before income tax expense	(68.0)	46.7
Income tax expense	—	—
Net income (loss)	$(68.0)	$46.7

Net income (loss) per common unit - basic	$(0.46)	$0.32
Net income (loss) per common unit - diluted	$(0.46)	$0.32

Adjusted EBITDA*	$35.1	$161.7
Available cash for distribution*	$—	$111.8

Weighted average, number of common units outstanding:
Basic	147.6	147.6
Diluted	147.6	147.6
________________________________
* See “Use of Non-GAAP Financial Measures” below.
(1) Direct operating expenses includes $29.4 million of major scheduled turnaround expenses during the three months ended
March 31, 2016.

	As of March 31, 2016	As of December 31, 2015
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$145.9	$187.3
Working capital (1)	219.9	297.5
Total assets (1)	2,116.9	2,189.0
Total debt, including current portion (1)	573.6	573.8
Total partners’ capital	1,213.4	1,281.4
______________________________
(1) Prior period amounts have been retrospectively adjusted for Accounting Standard Update No. 2015-03, which requires that costs incurred to issue debt be presented in the balance sheet as a direct reduction from the carrying value of the debt.

	Three Months Ended March 31,
	2016	2015
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$3.0	$148.5
Investing activities	(44.0)	(41.7)
Financing activities	(0.4)	(54.9)
Net cash flow	$(41.4)	$51.9

Capital expenditures for property, plant and equipment	$44.0	$41.7

Operating Data

The following tables set forth information about our consolidated operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended March 31,
	2016	2015
Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$6.67	$13.68
FIFO impact, unfavorable	0.52	1.35
Refining margin adjusted for FIFO impact*	7.19	15.03
Gross profit (loss)*	(2.24)	7.02
Direct operating expenses and major scheduled turnaround expenses	7.02	4.79
Direct operating expenses excluding major scheduled turnaround expenses	5.27	4.79
Direct operating expenses and major scheduled turnaround expenses per barrel sold	6.40	4.44
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$4.80	$4.44
Barrels sold (barrels per day)	201,970	217,686

	Three Months Ended March 31,
	2016		2015
Refining Throughput and Production Data (bpd):
Throughput:
Sweet	170,728	87.2%	175,376	81.6%
Medium	1,513	0.8%	6,630	3.1%
Heavy sour	11,914	6.0%	19,658	9.1%
Total crude oil throughput	184,155	94.0%	201,664	93.8%
All other feedstocks and blendstocks	11,704	6.0%	13,359	6.2%
Total throughput	195,859	100.0%	215,023	100.0%
Production:
Gasoline	105,878	54.2%	109,096	50.2%
Distillate	77,996	39.9%	89,436	41.1%
Other (excluding internally produced fuel)	11,519	5.9%	18,857	8.7%
Total refining production (excluding internally produced fuel)	195,393	100.0%	217,389	100.0%
Product price (dollars per gallon):
Gasoline	$1.04		$1.48
Distillate	1.05		1.69

	Three Months Ended March 31,
	2016	2015
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$33.63	$48.57
Crude Oil Differentials:
WTI less WTS (light/medium sour)	0.13	0.99
WTI less WCS (heavy sour)	13.62	13.62
NYMEX Crack Spreads:
Gasoline	15.84	18.54
Heating Oil	11.91	27.06
NYMEX 2-1-1 Crack Spread	13.88	22.80
PADD II Group 3 Basis:
Gasoline	(5.88)	(3.50)
Ultra Low Sulfur Diesel	(1.01)	(4.52)
PADD II Group 3 Product Crack Spread:
Gasoline	9.97	15.04
Ultra Low Sulfur Diesel	10.90	22.54
PADD II Group 3 2-1-1	10.43	18.79

	Three Months Ended March 31,
	2016	2015
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$528.0	$851.7
Cost of product sold	462.7	700.9
Refining margin*	65.3	150.8
Direct operating expenses	47.6	50.4
Major scheduled turnaround expenses	29.4	—
Depreciation and amortization	16.9	19.4
Gross profit (loss)*	$(28.6)	$81.0

Refining margin adjusted for FIFO impact*	$69.2	$169.2

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$6.75	$13.21
FIFO impact, unfavorable	0.40	1.61
Refining margin adjusted for FIFO impact*	7.15	14.82
Gross profit (loss)*	(2.96)	7.10
Direct operating expenses and major scheduled turnaround expenses	7.96	4.42
Direct operating expenses excluding major scheduled turnaround expenses	4.92	4.42
Direct operating expenses and major scheduled turnaround expenses per barrel sold	6.89	3.97
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$4.26	$3.97
Barrels sold (barrels per day)	122,838	140,974

	Three Months Ended March 31,
	2016		2015
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	92,938	80.3%	100,532	73.4%
Medium	1,513	1.3%	6,630	4.8%
Heavy sour	11,914	10.3%	19,658	14.3%
Total crude oil throughput	106,365	91.9%	126,820	92.5%
All other feedstocks and blendstocks	9,344	8.1%	10,227	7.5%
Total throughput	115,709	100.0%	137,047	100.0%
Production:
Gasoline	64,033	54.8%	67,853	48.3%
Distillate	47,147	40.3%	59,415	42.3%
Other (excluding internally produced fuel)	5,768	4.9%	13,228	9.4%
Total refining production (excluding internally produced fuel)	116,948	100.0%	140,496	100.0%

	Three Months Ended March 31,
	2016	2015
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$304.8	$451.7
Cost of product sold	259.4	355.6
Refining margin*	45.4	96.1
Direct operating expenses	40.6	36.6
Major scheduled turnaround expenses	—	—
Depreciation and amortization	12.7	12.5
Gross profit (loss)*	$(7.9)	$47.0

Refining margin adjusted for FIFO impact*	$50.2	$102.2

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$6.41	$14.27
FIFO impact, unfavorable	0.68	0.91
Refining margin adjusted for FIFO impact*	7.09	15.18
Gross profit (loss)*	(1.11)	6.98
Direct operating expenses and major scheduled turnaround expenses	5.74	5.43
Direct operating expenses excluding major scheduled turnaround expenses	5.74	5.43
Direct operating expenses and major scheduled turnaround expenses per barrel sold	5.64	5.30
Direct operating expenses excluding major scheduled turnaround expenses per barrel sold	$5.64	$5.30
Barrels sold (barrels per day)	79,132	76,712

	Three Months Ended March 31,
	2016		2015
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	77,790	97.1%	74,844	96.0%
Medium	—	—%	—	—%
Heavy sour	—	—%	—	—%
Total crude oil throughput	77,790	97.1%	74,844	96.0%
All other feedstocks and blendstocks	2,360	2.9%	3,132	4.0%
Total throughput	80,150	100.0%	77,976	100.0%
Production:
Gasoline	41,845	53.4%	41,243	53.7%
Distillate	30,849	39.3%	30,021	39.0%
Other (excluding internally produced fuel)	5,751	7.3%	5,629	7.3%
Total refining production (excluding internally produced fuel)	78,445	100.0%	76,893	100.0%
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Cost of product sold, direct operating expenses and selling, general and administrative expenses are all reflected exclusive of depreciation and amortization.

Use of Non-GAAP Financial Measures

To supplement our actual results in accordance with GAAP for the applicable periods, the Partnership also uses the non-GAAP financial measures noted above, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Partnership’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of product sold at which we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statements of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impact. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) at which we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease.

Gross profit (loss) is calculated as the difference between net sales, cost of product sold (exclusive of depreciation and amortization), direct operating expenses (exclusive of depreciation and amortization), major scheduled turnaround expenses, and depreciation and amortization. Gross profit (loss) per crude throughput barrel is calculated as gross profit (loss) as derived above divided by our refineries’ crude oil throughput volumes for the respective periods presented. Gross profit (loss) is a non-GAAP measure that should not be substituted for operating income. Management believes it is important to investors in evaluating our refineries’ performance and our ongoing operating results. Our calculation of gross profit (loss) may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

EBITDA and Adjusted EBITDA. EBITDA represents net income (loss) before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for (i) FIFO impact (favorable) unfavorable; (ii) share-based compensation, non-cash; (iii) loss on extinguishment of debt; (iv) major scheduled turnaround expenses; (v) (gain) loss on derivatives, net, and (vi) current period settlements on derivative contracts. We present Adjusted EBITDA because it is the starting point for our calculation of available cash for distribution. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income (loss) or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand our ability to make distributions to our common unitholders, help investors evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently.

A reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the three months ended March 31, 2016 and 2015 is as follows:

	Three Months Ended March 31,
	2016	2015
	(in millions)
Net income (loss)	$(68.0)	$46.7
Add:
Interest expense and other financing costs, net of interest income	10.8	11.2
Income tax expense	—	—
Depreciation and amortization	31.5	34.0
EBITDA	(25.7)	91.9
Add:
FIFO impact, unfavorable	8.8	24.5
Share-based compensation, non-cash	—	0.2
Major scheduled turnaround expenses	29.4	—
Loss on derivatives, net	1.2	51.4
Current period settlements on derivative contracts(1)	21.4	(6.3)
Adjusted EBITDA	$35.1	$161.7
_________________________
(1) Represents the portion of gain (loss) on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

Available cash for distribution is not a recognized term under GAAP. Available cash should not be considered in isolation or as an alternative to net income (loss) or operating income as a measure of operating performance. In addition, available cash for distribution is not presented as, and should not be considered, an alternative to cash flows from operations or as a measure of liquidity. Available cash as reported by the Partnership may not be comparable to similarly titled measures of other entities, thereby limiting its usefulness as a comparative measure.

Available cash begins with Adjusted EBITDA reduced for cash needed for (i) debt service; (ii) reserves for environmental and maintenance capital expenditures; (iii) reserves for major scheduled turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

A reconciliation of Adjusted EBITDA to Available cash for distribution is as follows:

Three Months Ended March 31, 2016
(in millions, except per unit data)
Adjusted EBITDA	$35.1
Adjustments:
Less:
Cash needs for debt service	(10.0)
Reserves for environmental and maintenance capital expenditures	(16.4)
Reserves for major scheduled turnaround expenses	(8.7)
Available cash for distribution	$—

Available cash for distribution, per unit	$—
Common units outstanding (in thousands)	147,600

Q2 2016 Outlook. The table below summarizes our outlook for certain refining statistics for the second quarter of 2016. See “forward looking statements.”

	Q2 2016
	Low	High
Refinery Statistics:
Total crude oil throughput (bpd)	190,000	205,000
Total refining production (bpd)	200,000	215,000